Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Virco Mfg. Corporation of our reports dated March 18, 2005, with respect to the consolidated financial statements of Virco Mfg. Corporation, Virco Mfg. Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Virco Mfg. Corporation, included in the Annual Report to Stockholders of Virco Mfg. Corporation for the year ended January 31, 2005.

Our audits also included the financial statement schedule of Virco Mfg. Corporation listed in Item 15. This schedule is the responsibility of Virco Mfg. Corporation’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is March 18, 2005, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 33-65096) pertaining to the Virco Mfg. Corporation 1993 Stock Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-32539) pertaining to the Virco Mfg. Corporation 1997 Stock Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-51717) pertaining to the Virco Mfg. Corporation Employee Stock Ownership Plan, and

(4)	Registration Statement (Form S-8 No. 333-74832) pertaining to the Virco Mfg. Corporation 401(K) Savings Plan of our report dated March 18, 2005, with respect to the consolidated financial statements of Virco Mfg. Corporation incorporated herein by reference, our report dated March 18, 2005, with respect to Virco Mfg. Corporation management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Virco Mfg. Corporation, incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule of Virco Mfg. Corporation included in this Annual Report (Form 10-K) of Virco Mfg. Corporation.

/s/ Ernst & Young LLP

Los Angeles, California
April 12, 2005